Exhibit 99.1

CLEARDOC, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEET

December 31, 2023

A S S E T S
CURRENT ASSETS
Cash	$720,633
Accounts receivable, net	810,408
Current portion of deferred sales commissions	638,647
Prepaid expenses	72,824
TOTAL CURRENT ASSETS	2,242,512
DEFERRED SALES COMMISSIONS, less current	372,571
PROPERTY AND EQUIPMENT, net	5,977
IDENTIFIABLE INTANGIBLE ASSETS, net	363,376
GOODWILL	312,883

TOTAL ASSETS	$3,297,319
L I A B I L I T I E S A N D S T O C K H O L D E R S’ D E F I C I T

CURRENT LIABILITIES
Accounts payable	$236,653
Accrued expenses	432,710
Current portion of long term debt	300,000
Current portion of line of credit	109,520
Current portion of deferred revenue	3,022,841
TOTAL CURRENT LIABILITIES	4,101,724
DEFERRED REVENUE, less current portion above	149,033
LONG TERM DEBT, less current portion above	275,000
LINE OF CREDIT, less current portion above	120,480
TOTAL LIABILITIES	4,646,238

MEZZANINE EQUITY
Series A convertible preferred stock, value of $7.8941 per share; 2,501,849 shares authorized, 2,415,046 shares issued and outstanding as of December 31, 2023, net of issuance costs	18,900,800
Series Seed-1 convertible preferred stock, value of $1.6819 per share; 1,525,654 shares authorized, 1,451,191 shares issued and outstanding as of December 31, 2023, net of issuance costs	2,412,888
Series Seed-2 convertible preferred stock, value of $.9687 per share; 1,261,530 shares authorized, 1,121,610 shares issued and outstanding as of December 31, 2023, net of issuance costs	1,074,097
Series Seed-3 convertible preferred stock, par value of $1.2916 per share; 547,837 shares authorized, 519,963 shares issued and outstanding as of December 31, 2023, net of issuance costs	663,920
Series Seed-4 convertible preferred stock, value of $1.7868 per share; 85,458 shares authorized, 74,379 shares issued and outstanding as of December 31, 2023, net of issuance costs	131,384
TOTAL MEZZANINE EQUITY	23,183,089
Common stock, par value of $0.00001 per share; 11,000,000 shares authorized; 2,885,943 shares issued and outstanding as of December 31, 2023,	29
Additional paid in capital	1,871,690
TOTAL CAPITAL CONTRIBUTED	25,054,808
Accumulated deficit	(26,403,727)

TOTAL STOCKHOLDERS’ DEFICIT	(1,348,919)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$3,297,319

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CLEARDOC, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF OPERATIONS

Year Ended December 31, 2023

NET REVENUE	$7,520,028
COST OF REVENUE	1,062,331
GROSS PROFIT	6,457,697

OPERATING EXPENSES	7,689,589
OPERATING LOSS	(1,231,892)

OTHER INCOME (EXPENSE)
Other income	11,932
Interest expense, net	(63,246)
TOTAL OTHER INCOME (EXPENSE)	(51,314)
LOSS BEFORE INCOME TAXES	(1,283,206)
INCOME TAX BENEFIT	-
NET LOSS	$(1,283,206)

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CLEARDOC, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT

Year ended December 31, 2023

	Convertible Preferred Stock												Additional		Total
	Series A		Series Seed-1		Series Seed-2		Series Seed-3		Series Seed-4		Common Stock		Paid in	Accumulated	Stockholders’
	Shares	Dollars	Shares	Dollars	Shares	Dollars	Shares	Dollars	Shares	Dollars	Shares	Dollars	Capital	Deficit	Equity (Deficit)
Balance, January 1, 2023	2,415,046	$18,900,800	1,451,191	$2,412,888	1,121,610	$1,074,097	519,963	$663,920	74,379	$131,384	2,870,382	$29	$1,694,136	$(25,120,521)	$(243,267)
Exercise of stock options	-	-	-	-	-	-	-	-	-	-	15,561	-	4,390	-	4,390
Stock based compensation	-	-	-	-	-	-	-	-	-	-	-	-	173,165	-	173,165
Net loss	-		-	-	-	-	-	-	-	-	-	-	-	(1,283,206)	(1,283,206)
Balance, December 31, 2023	2,415,046	$18,900,800	1,451,191	$2,412,888	1,121,610	$1,074,097	519,963	$663,920	74,379	$131,384	2,885,943	$29	$1,871,690	$(26,403,727)	$(1,348,919)

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CLEARDOC, INC. AND SUBSIDIARY CONSOLIDATED

STATEMENT OF CASH FLOWS

Year ended December 31, 2023

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(1,283,206)
Adjustments to reconcile net loss to net cash flows from Operating activities:
Depreciation and amortization	132,543
Provision for credit losses	3,162
Amortization of deferred sales commissions	896,356
Amortization of deferred financing costs reflected as interest expense	3,945
Stock-based compensation	173,165
Change in operating assets:
Accounts receivable	102,376
Deferred sales commissions	(535,038)
Prepaid expenses	59,457
Change in operating liabilities:
Accounts payable	(602,929)
Accrued expenses	(406,767)
Deferred revenue	(592,554)

NET CASH FLOWS FROM OPERATING ACTIVITIES	(2,049,490)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of intangible assets	(5,415)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from exercise of stock options	4,390
Payments of long-term debt	(175,000)
Proceeds from long-term debt	750,000
Proceeds from line of credit	230,000

NET CASH FLOWS FROM FINANCING ACTIVITIES	809,390
NET CHANGE IN CASH	(1,245,515)
CASH, BEGINNING OF YEAR	1,966,147
CASH, END OF YEAR	$720,633
SUPPLEMENTAL CASH FLOWS INFORMATION
Interest paid	$70,691

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(1) Summary of significant accounting policies

Principles of consolidation – The accompanying financial statements include the accounts of ClearDoc, Inc., a Delaware corporation incorporated on February 9, 2017, and its wholly owned subsidiary, Balloon Technologies, Inc. (collectively, the “Company”). All intercompany profits, transactions and balances have been eliminated in consolidation.

Nature of operations – The Company is a remote video capture technology provider headquartered in New York, New York. The Company provides subscription-based software as a service (“SaaS”) offering to enterprise, media, entertainment and agency teams to remotely control, direct, script, film, and collaborate on high-definition video projects from a mobile device or webcam.

Use of estimates – The preparation of these financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities, at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management’s significant estimates and assumptions include the deferred income tax valuation allowance. Actual results could differ from those estimates.

Cash – The Company’s cash consists of cash on hand and demand deposits held by financial institutions. At times, the Company maintains cash deposits in financial institutions in excess of federally insured limits. As of December 31, 2023, the uninsured portion of cash deposits held by financial institutions was $460,954. Management monitors the cash in excess of these limits and believes the risk of loss is negligible.

Adoption of new accounting standard – On January 1, 2023, the Company implemented Accounting Standards Update (“ASU”) No. 2016-13, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, and all of the related amendments using the modified retrospective method. The adoption of Accounting Standards Codification (“ASC”) Topic 326 did not have a material impact on the Company’s financial position, results of operations, or cash flows. As such, the Company did not make any adjustments to its financial position upon adoption.

Accounts receivable, net – The Company grants unsecured credit to all qualified customers. Billings and other consideration received on contracts in excess of related revenues recognized are recorded as advances from customers within deferred revenue. Interest is not charged on past-due accounts. When necessary, the Company maintains an allowance for credit losses based on the best estimate of the amounts that will not be collected, which includes consideration of past events, current conditions, and forecasts of future expectations. If actual bad debts differ from the reserves calculated, the Company records an adjustment to bad debt expense in the period in which the difference occurs. As of December 31, 2023, the Company had an allowance for credit losses of $3,162.

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Deferred sales commissions – Sales commissions earned by the Company’s sales force are considered incremental and recoverable costs of obtaining a contract with a customer. Sales commissions for initial contracts are deferred and then amortized on a straight-line basis over a period of benefit the Company has determined to be three years. The Company determined the period of benefit by taking into consideration the average contractual customer term, technology obsolescence and other factors.

Property and equipment, net – Property and equipment, which consists of computer equipment, is stated at cost less accumulated depreciation. Depreciation for computer equipment is charged to expense on the straight-line basis over a three-year estimated useful life. The Company does not own any other property and equipment as employees work remotely and an office building is not currently utilized.

Goodwill – The Company has adopted ASU 2017-04, Intangibles – Goodwill and Other (Topic 350) – Simplifying the Test for Goodwill Impairment. Upon election of this accounting alternative for evaluating goodwill impairment triggering events, the Company performs a goodwill impairment triggering event evaluation only as of the end of each reporting period. The entity manages as one segment and integrates any acquired entities fully onto the Company’s platform, which is determined to be the reporting unit. A qualitative assessment is performed to determine whether the existence of events or circumstances leads to a determination that it is more likely than not the fair value of a reporting unit is less than the carrying amount, including goodwill. If, based on the evaluation, it is determined to be more likely than not that the fair value of a reporting unit is less than the carrying value, then goodwill is tested further for impairment. The quantitative impairment test consists of calculating the fair value of a reporting unit and comparing it to the carrying amount, including goodwill. The goodwill impairment loss, if any, is measured as the amount by which the carrying amount of a reporting unit, including goodwill, exceeds its fair value. Subsequent increases in goodwill value are not recognized in the consolidated financial statements.

Identifiable intangible assets, net – Identifiable intangible assets consist of video material licenses, a web domain, patents, trademarks, customer relationships, non-compete agreements, and technology, which are stated at cost, with the exception of assets acquired in a business combination which are capitalized at their initial fair values, and are being amortized ratably over their estimated useful lives. Identifiable intangible assets are amortized over the following estimated useful lives:

Estimated
Asset	Useful Life

Video material licenses	5 years
Web domain	15 years
Patents	20 years
Trademark	2 years
Customer Relationships	3 years
Existing Technology	5 years
Non-Compete Agreements	3 years

Impairment of long-lived assets – Management reviews long-lived assets, which includes property and equipment and identifiable definite lived intangible assets, for impairment when circumstances indicate the carrying amount of an asset may not be recoverable based on the undiscounted future cash flows of the asset. If the carrying amount of an asset may not be recoverable, a write-down to fair value is recorded. There were no impairment losses recognized during the year ended December 31, 2023.

Stock-based compensation – The Company measures stock-based compensation to employees at the grant date and recognizes compensation expense over the requisite service period. Stock-based compensation costs are included in operating expenses in the consolidated statement of operations.

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Income taxes – ClearDoc, Inc. and Balloon Technologies, Inc. are corporations. The Company utilizes the asset and liability method of accounting for income taxes in accordance with ASC 740-10, Income Taxes, under which deferred income taxes are determined based on the temporary differences between the financial statements and income tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is more likely than not that some of the deferred income tax assets will not be realized.

As the Company has net operating loss carry forwards for federal and state purposes, the statute of limitations remains open for all tax years to the extent the tax attributes are carried forward into future tax years.

The Company has adopted the standards requiring disclosure of uncertain income tax positions under ASC 740, Income Taxes. A company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position are measured on the largest benefit that has a greater than 50% likelihood of being realized upon settlement. The Company has not identified any tax positions which are considered to be uncertain. There has been no interest or penalties recognized in the financial statements.

In addition, no tax positions exist for which it is reasonably possible that the total amounts of unrecognized tax benefits will significantly increase or decrease within the next 12 months. The Company files income tax returns in the U.S. federal jurisdiction and in various state jurisdictions. With few exceptions, the Company is no longer subject to income tax examination by the U.S. federal, state or local tax authorities for years before 2020. As the Company has indefinite lived net operating losses, the statute of limitations remains open until three years after the net operating losses are utilized.

Revenue recognition – The Company primarily derives its revenues using a SaaS subscription model. Revenues are recognized by completing a five-step process: 1) identifying the contract with a customer, 2) identifying the performance obligations in the contract, 3) determining the transaction price, 4) allocating the transaction price to the performance obligations, and 5) recognizing revenue when or as the performance obligation is satisfied.

The Company primarily enters into fixed price subscription contracts with customers. Customers have the option of entering into monthly, one-year, or multi-year service agreements, which auto-renew without discount for additional periods of the same duration as the initial term, unless either party requests termination in writing at least thirty days prior to the end of the initial service term. Subscription revenues are recognized ratably over the term of the service agreement, which is considered an output method, as the obligation of hosting the SaaS product is fulfilled over the course of the agreement. The Company does not charge for implementation or recognize any revenues upfront due to the minimal effort required.

Deferred revenue results from advance cash receipts from customers or advance billings of customers at the inception of the billing period for subscriptions and is recognized as revenue when revenue recognition criteria are met. Deferred revenue represents contract liabilities.

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Revenue recognition (continued) – The beginning and ending contract balances are as follows:

	December 31,	January 1,
	2023	2023
Accounts receivable, net	$810,408	$915,946
Deferred sales commissions	$1,011,218	$1,372,536
Deferred revenue	$3,171,874	$3,764,428

Of the $3,764,428 deferred revenue opening balance as of January 1, 2023, $3,619,497 was recognized as revenue in 2023.

The following FASB ASC 606, Revenue from Contracts with Customers, practical expedients are utilized:

●	When an unconditional right to consideration from a customer in an amount that corresponds directly with the value of performance completed to date exists, revenue is recognized equal to the amount to which there is a right to invoice for services performed.
●	When the Company transfers goods or services to a customer and payment from the customer is expected within one year or less, a significant financing component is presumed not to exist.
●	As a result of an accounting policy election, all taxes assessed by governmental authorities that are collected by the Company from its customers (use taxes, value added taxes, some excise taxes), are excluded from the measurement of the transaction price.

A/R Concentration – One customer accounted for 10% or more of accounts receivable with concentration of 12% of the total accounts receivable balance as of December 31, 2023.

Cost of revenue – Cost of revenue primarily consists of salaries and wages, hosting, and other software expenses associated with providing services to customers.

Advertising costs – Advertising costs are expensed when incurred. Advertising expense for the year ended December 31, 2023, was $283,950.

R&D costs – R&D costs are expensed when incurred. R&D expense for the year ended December 31, 2023, was $2,540,002.

Leases – The Company determines if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use (“ROU”) assets, other current liabilities, and operating lease liabilities on the consolidated balance sheet.

Operating lease ROU assets and operating lease liabilities are recognized based on the present value of the lease payments over the lease term at commencement date. The operating lease ROU asset also includes initial direct costs incurred by the lessee and any lease payments made to the lessor before the commencement date and exclude any lease incentives received.

The lease terms consist of the following: any non-cancelable periods, periods covered by an option to extend the lease if the Company is reasonably certain to exercise that option and periods covered by an option to terminate the lease if the Company is reasonably certain not to exercise that option.

The Company elected to apply the short-term lease exception for all applicable classes of underlying assets. Leases, with an initial term of 12 months or less, that do not include an option to purchase the underlying assets that are reasonably certain to be exercised, are not recorded on the consolidated balance sheet. The Company’s short-term lease costs do not reflect ongoing short-term lease commitments. Total short-term lease expense, included in operating expense, for the year ended December 31, 2023, was $4,849.

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Going concern assessment – Management annually evaluates whether there are conditions or events, considered in the aggregate, that indicate it is probable that substantial doubt about the Company’s ability to continue as a going concern exists within one year of the date that the financial statements are available to be issued. This evaluation is based on relevant conditions and events that are known or reasonably knowable on the date that the financial statements are available to be issued.

As a growth stage company, in accordance with the plan to grow the business, the Company has historically relied upon financing from its majority owner for significant investments across all functional areas and therefore has not generated operating cash flow sufficiently to support the business. Management expects that its existing cash on hand and cash flows generated from operations combined with additional cost-cutting measures, if necessary, will provide sufficient liquidity to fund the operations of the Company for 12 months from the date these financial statements are available to be issued. There are market and macro conditions that could affect actual results and if the Company is unable to achieve planned revenue increases or sufficient expense reductions to provide cash flows to maintain operations or compliance with debt covenants, then the Company will need to raise additional capital or debt.

Accounting for acquisitions – Management accounts for acquisitions of businesses in accordance with FASB ASC Topic 805, Business Combinations. The Company records the fair value of all identifiable assets acquired and liabilities assumed. The Company determines the fair value of tangible assets generally using valuation techniques that consider comparable market transactions and other available information. As final information regarding fair value of the assets acquired and liabilities assumed is received and estimates are refined, appropriate adjustments will be made in no case later than twelve months after the acquisition date. Transaction costs and fees incurred related to acquisitions are expensed as incurred. The Company determines the fair value of identified intangible assets using valuation techniques that consider comparable market transactions, weighted average cost of capital, discounted cash flow techniques, and other available information. The Company allocates the purchase price based on the fair value of the identifiable tangible and intangible assets and liabilities. The difference between the total cost of the acquisition and the sum of the fair values of the acquired tangible and identifiable intangible assets less assumed liabilities is recorded as goodwill or bargain purchase gain.

(2) Property and equipment, net

Property and equipment, net consists of the following as of December 31, 2023:

Computer equipment	$12,282
Accumulated depreciation	(6,305)
Property and equipment, net	$5,977

Depreciation expense for the year ended December 31, 2023, was $2,456.

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(3) Goodwill and identifiable intangible assets, net

Identifiable intangible assets and goodwill consisted of the following as of December 31, 2023:

	Gross Carrying	Accumulated
	Amount	Amortization	Intangibles, net
Video Material Licenses	$12,386	$(3,096)	$9,290
Web domain	3,078	(1,282)	1,796
Patents	91,253	(9,556)	81,697
Trademark - Routine IP Based	2,000	(2,000)	-
Customer Relationships - Existing	69,000	(55,583)	13,417
Existing Technology - Routine IP Based	480,000	(232,000)	248,000
Non-Compete Agreements	10,000	(8,056)	1,944
Goodwill	312,883	-	312,883

Totals	$980,600	$(311,573)	$669,027

Amortization expense charged to operations for the year ended December 31, 2023, was $130,087.

Estimated amortization expense for each of the next five years and thereafter is as follows:

Years ending December 31:	$118,565
2024
2025	103,204
2026	63,204
2027	6,585
2028	4,727
Thereafter	59,858
Total	$356,143

(4) Credit facility

The Company entered into a credit facility agreement with Signature Bank on November 12, 2021, which allowed for a line of credit and term loan. On May 12, 2023, the credit facility was transferred to Customers Bank due to Signature Bank being placed into receivership. The line of credit allowed for borrowings up to $10,000,000, which is collateralized by substantially all assets of the Company, however due to the transfer from Signature Bank to Customers Bank, there is no further availability subsequent to the borrowings described below. The credit facility was amended on November 1, 2023, to extend the maturity date of the line of credit to March 12, 2024. Subsequent to year end, the credit facility was amended to extend the maturity date of the line of credit to November 12, 2025. Additionally, per the second amendment, the Company must make equal payments of principal and all accrued interest beginning March 12, 2024, for twenty- one months. The line of credit carries interest at the greater of the Prime rate plus .75%, or 4% (9.25% as of December 31, 2023). As of December 31, 2023, the outstanding borrowings against the line of credit portion of the credit facility was $230,000.

The term loan allowed for borrowings up to $5,000,000, carries interest at the greater of the Prime rate plus .75%, or 4% (9.25% as of December 31, 2023), and has a maturity date of November 12, 2025. As of December 31, 2023, the outstanding borrowings against the term loan portion of the credit facility was $575,000. As described above, there is no further availability subsequent to the outstanding amount.

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Credit facility (continued)

Future maturities of the credit facility are as follows:

Years Ending December 31,	Term Loan	Line of Credit	Total
2024	$300,000	$109,520	$409,520
2025	275,000	120,480	395,480
Total long-term debt	$575,000	$230,000	$805,000

(5) Mezzanine equity

Preferred stock – The Company has authorized the issuance of five classes of preferred stock: Series A convertible preferred stock (“Series A”), Series Seed 1 convertible preferred stock, Series Seed 2 convertible preferred stock, Series Seed 3 convertible preferred stock, and Series Seed 4 convertible preferred stock (collectively known as “Series Seed”).

The holders of preferred stock are entitled to vote with common stockholders as a single class. Preferred stockholders are entitled to a number of votes equivalent to the eligible number of common shares they would have upon exercising their conversion option.

The holders of Series A and Series Seed preferred stock may convert their shares to common stock at a price equal to the original issue price of each respective class of preferred stock. The conversion price of each class of preferred stock may be adjusted from time-to-time pursuant to the second amended and restated certificate of incorporation. Per the second amended and restated certificate of incorporation, conversion rights are terminated upon liquidation.

The Series A preferred stock has a liquidation preference equal to the greater of one times the original issue price plus any dividends declared but unpaid thereon, or the equivalent of the amount payable had all shares of Series A preferred stock been converted into common stock. Upon liquidation, Series A is in preference to Series Seed.

The Series Seed preferred stock has a liquidation preference equal to the greater of the original issue price plus any dividends declared but unpaid thereon, or the equivalent of the amount payable had all shares of Series A and Series Seed been converted into common stock.

There is no obligation requiring the issuer to redeem the Series A or Series Seed shares by transferring its assets at a specified or determinable date (or dates) or upon an event that is certain to occur. The Series A and Series Seed shares are equity- classified as mezzanine equity on the face of the financial statements.

(6) Stockholders’ equity

Common stock – The holders of the Company’s common stock are entitled to one vote per share on all matters which stockholders are entitled to a vote.

Stock option plan – The Company adopted a stock option plan (the “Plan”) in 2017. The Plan provides for the grant of up to 1,462,949 stock options to officers, directors, and employees of the Company. Options are granted under the Plan and are incentive stock options or non-qualified stock options. Recipients are required to sign an agreement in which options may not be transferred. The Plan provides for a straight-line vesting period of up to four years with a maximum 10 year grant life. All unvested options shall vest and become exercisable upon a Change of Control (as defined in the Plan). The Company accounts for any forfeitures of options when they occur.

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Stockholders’ equity (continued)

Using the option-pricing model, the fair value of the Plan options was estimated on the date of grant based on the following weighted-average assumptions:

Risk-free interest rate	4.68%
Expected dividend yield	0%
Expected volatility	55%
Expected life in years	1
Forfeiture rate	0%

Activity in the Company’s Plan for the year ended December 31, 2023 is as follows:

		Weighted
		Average
	Options	Exercise Price

Options outstanding, January 1, 2023	1,110,986	$1.91
Exercised	(15,561)	$0.28
Forfeited/ Expired	(89,160)	$2.06
Options outstanding, December 31, 2023	1,006,265	$1.76

Weighted-average remaining contractual life of options exercisable		6.89 years
Options exercisable		711,548
Weighted-average exercise price of options exercisable		$2.00

		Weighted Average
	Units	Grant Date Fair Value
Nonvested options, January 1, 2023	430,611	$1.36
Granted	-	$-
Vested	(92,917)	$1.52
Forfeited/Expired	(42,977)	1.14
Nonvested options, December 31, 2023	294,717	1.34

As of December 31, 2023, 711,548 options had vested and 100,739 options were expected to vest between January 2024 and October 2026. Future compensation expense associated with the unvested options totals approximately $130,000 which is expected to be recognized over two years. For the year ended December 31, 2023, stock compensation expense was $173,165.

As of December 31, 2023, the Company issued 193,978 performance-based options related to a multiple on invested capital. Future compensation expense associated with the unvested options totals $220,165, which is not included in future compensation expense for unvested options of approximately $130,000. The options only vest upon transaction, change in control, or liquidation. For the year ended December 31, 2023, there was no stock compensation expense related to the performance-based options.

In January 2024, the Board of Directors of the Company approved the cancellation and replacement of various stock options held by certain participants as part of the Company’s 2017 Equity Incentive Plan. The Company offered to replace outstanding options having an exercise price greater than $0.50 per share with a new stock option with an exercise price of $0.50 per share. Participants holding a total of 808,966 options elected to participate in the option exchange.

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(7) Income taxes

Income tax benefit included in the accompanying consolidated statement of operations is summarized as follows:

Current	$-
Deferred	205,950
Valuation allowance	(205,950)
Total income tax benefit	$-

The deferred income tax assets and liabilities consisted of the following as of December 31, 2023:

Deferred income tax assets:
Net operating loss carryforwards	$3,929,763
Research and experimental expenses	828,229
Tax credits	22,741
Accrued expenses	838
Deferred revenue	4,285
Stock compensation	385,265
Gross deferred income tax assets	5,171,121
Less: valuation allowance	(5,107,430)
Total deferred income tax assets	63,691
Deferred income tax liabilities:
Property and equipment	681
Intangibles	63,010
Total deferred income tax liabilities	63,691
Net deferred income taxes	$-

Fed at statutory rate	(269,473)
State at net rate	(50,687)
Prior year true ups	113,592
Items at right above	618
Change in Valuation Allowance	205,950
Total	0

The Company has a valuation allowance against its net deferred income taxes for the year ended December 31, 2023. The valuation allowance was recorded due to cumulative losses and the Company’s conclusion that it was more likely than not that certain deferred income tax assets would not be realized.

The Company’s deferred income tax assets include certain future tax benefits. As of December 31, 2023, the tax-effected deferred income tax assets included $3,929,763 related to net operating losses. Of this amount, $3,307,616 related to federal net operating losses and $622,147 related to various state net operating losses. For the federal net operating losses, $223,404 are set to expire between the years 2036 and 2037, while the remaining $3,084,212 does not expire. The various state net operating losses of $622,147 are set to expire at various times.

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(8) Employee benefit plan

The Company maintains a 401(k) plan which covers all eligible employees. The Company may, but is not required to, make a matching contribution to the plan which is made based on a percentage of the employees’ contributions and allocated to participants at the end of the plan year. For the year ended December 31, 2023, the Company did not make any matching contributions to the plan.

(9) Commitments and contingencies

From time to time the Company may become subject to various routine legal proceedings and other matters in the ordinary course of business, some of which may be covered in whole or in part by insurance. In management’s opinion, none of these matters will have a material adverse effect on the Company’s consolidated financial position, results of operations or cash flows.

(10) Subsequent Events

In January 2024, the Board of Directors of the Company approved the cancellation and replacement of various stock options held by certain participants as part of the Company’s 2017 Equity Incentive Plan. The Company offered to replace outstanding options having an exercise price greater than $0.50 per share with a new stock option with an exercise price of $0.50 per share. Participants holding a total of 808,966 options elected to participate in the option exchange.

On December 18, 2024, Banzai International, Inc., a Delaware corporation, closed a previously announced merger, with ClearDoc, Inc., pursuant to an Agreement and Plan of Merger, date December 10, 2024.

As of the effective time of the merger, each share of capital stock of ClearDoc issued and outstanding immediately prior to the merge (other than shares as to which dissenter’s rights have been properly exercised and certain other excluded shares) was converted into the right to receive Banzai Class A Common Stock, par value $0.0001 per share, and pre-funded warrants, each exercisable for one share of Banzai Class A Common Stock at an exercise price of $0.0001 issued in lieu thereof, in an amount equal to the quotient of $19,600,000 divided by the Conversion Price.

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CLEARDOC, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEET

December 31, 2022

A S S E T S
CURRENT ASSETS	$1,966,147
Cash	915,946
Accounts receivable	779,100
Current portion of deferred sales commissions	132,281
Prepaid expenses	3,793,474
TOTAL CURRENT ASSETS
DEFERRED SALES COMMISSIONS, less current portion	593,435
PROPERTY AND EQUIPMENT, net	8,433
IDENTIFIABLE INTANGIBLE ASSETS, net	491,994
GOODWILL	312,883
TOTAL ASSETS	$5,200,219

L I A B I L I T I E S A N D S T O C K H O L D E R S’ D E F I C I T
CURRENT LIABILITIES
Accounts payable	$839,582
Accrued expenses	839,477
Current portion of deferred revenue	3,619,497
TOTAL CURRENT LIABILITIES	5,298,556
DEFERRED REVENUE, less current portion above	144,930
TOTAL LIABILITIES	5,443,486

MEZZANINE EQUITY
Series A convertible preferred stock, value of $7.8941 per share; 2,501,849 shares authorized, 2,415,046 shares issued and outstanding as of December 31, 2022, net of issuance costs	18,900,800
Series Seed-1 convertible preferred stock, value of $1.6819 per share; 1,525,654 shares authorized, 1,451,191 shares issued and outstanding as of December 31, 2022, net of issuance costs	2,412,888
Series Seed-2 convertible preferred stock, value of $.9687 per share; 1,261,530 shares authorized, 1,121,610 shares issued and outstanding as of December 31, 2022, net of issuance costs	1,074,097
Series Seed-3 convertible preferred stock, par value of $1.2916 per share; 547,837 shares authorized, 519,963 shares issued and outstanding as of December 31, 2022, net of issuance costs	663,920
Series Seed-4 convertible preferred stock, value of $1.7868 per share; 85,458 shares authorized, 74,379 shares issued and outstanding as of December 31, 2022, net of issuance costs	131,384
TOTAL MEZZANINE EQUITY	23,183,089
EQUITY
Common stock, par value of $0.00001 per share; 11,000,000 shares authorized; 2,870,382 shares issued and outstanding as of December 31, 2022	29
Additional paid in capital	1,694,136
TOTAL CAPITAL CONTRIBUTED	1,694,165
Accumulated deficit	(25,120,521)
TOTAL STOCKHOLDERS’ DEFICIT	(243,267)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$5,200,219

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CLEARDOC, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF OPERATIONS

Year Ended December 31, 2022

NET REVENUE	$8,458,435
COST OF REVENUE	1,260,910
GROSS PROFIT	7,197,525

OPERATING EXPENSES	12,452,804
OPERATING LOSS	(5,255,279)

OTHER INCOME (EXPENSE)
Other income	78,942
Interest expense, net	(4,299)
TOTAL OTHER INCOME (EXPENSE)	74,643
LOSS BEFORE INCOME TAXES	(5,180,636)
INCOME TAX BENEFIT	-
NET LOSS	$(5,180,636)

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CLEARDOC, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT

Year ended December 31, 2022

	Convertible Preferred Stock												Additional		Total
	Series A		Series Seed-1		Series Seed-2		Series Seed-3		Series Seed-4		Common Stock		Paid in	Accumulated	Stockholders’
	Shares	Dollars	Shares	Dollars	Shares	Dollars	Shares	Dollars	Shares	Dollars	Shares	Dollars	Capital	Deficit	Equity (Deficit)
Balance, January 1, 2022	2,415,046	$18,900,800	1,451,191	$2,412,888	1,121,610	$1,074,097	519,963	$663,920	74,379	$131,384	2,702,066	$29	$1,311,006	$(19,939,885)	$4,554,239
Exercise of stock options	-		-		-	-	-	-	-	-	49,555	-	11,397	-	11,397
Stock earn outs	-	-	-	-	-	-	-	-	-	-	118,761	-	$235,000	-	-
Stock based compensation	-	-	-	-	-	-	-	-	-	-	-	-	136,733	-	371,733
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	(5,180,636)	(5,180,636)
Balance, December 31, 2022	2,415,046	$18,900,800	1,451,191	$2,412,888	$1,121,610	1,074,097	519,963	$663,920	74,379	$131,384	2,870,382	$29	$1,694,136	$(25,120,521)	$(243,267)

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CLEARDOC, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF CASH FLOWS

Year ended December 31, 2022

CASH FLOWS FROM OPERATING ACTIVITIES

Net loss	$(5,180,636)
Adjustments to reconcile net loss to net cash flows from operating activities:
Depreciation and amortization	131,682
Provision for doubtful accounts	(44,660)
Amortization of deferred sales commissions	764,753
Amortization of deferred financing costs reflected as interest expense	3,945
Stock-based compensation	136,733
Stock-based compensation for earn-outs	235,000
Loss on disposal of intangible assets	12,549
Change in operating assets:
Accounts receivable	183,904
Deferred sales commissions	(761,270)
Prepaid expenses	137,303
Other assets	1,500

Change in operating liabilities:
Accounts payable	24,736
Accrued expenses	145,216
Deferred revenue	(475,875)

NET CASH FLOWS FROM OPERATING ACTIVITIES	(4,685,120)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of intangible assets	(12,386)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from exercise of stock options	11,397

NET CHANGE IN CASH	(4,686,109)
CASH, BEGINNING OF YEAR	6,652,256
CASH, END OF YEAR	$1,966,147

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(1) Summary of significant accounting policies

Principles of consolidation – The accompanying consolidated financial statements include the accounts of ClearDoc, Inc., a Delaware corporation incorporated on February 9, 2017, and its wholly owned subsidiary, Balloon Technologies, Inc. (collectively, the “Company”). All intercompany profits, transactions and balances have been eliminated in consolidation.

Nature of operations – The Company is a remote video capture technology provider headquartered in New York, New York. The Company provides subscription-based software as a service (“SaaS”) offering to enterprise, media, entertainment and agency teams to remotely control, direct, script, film, and collaborate on high-definition video projects from a mobile device or webcam.

Use of estimates – The preparation of these consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities, at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Management’s significant estimates and assumptions include the average expected customer life used to calculate and amortize deferred sales commissions, determining whether the carrying value of identifiable intangible assets and goodwill is impaired, the fair value of stock option awards, accounting for internally developed software, allowance for doubtful accounts, allocation of payroll costs to cost of revenue, and the deferred income tax valuation allowance. Actual results could differ from those estimates.

Cash – The Company’s cash consists of cash on hand and demand deposits held by financial institutions. At times, the Company maintains cash deposits in financial institutions in excess of federally insured limits. As of December 31, 2022, the uninsured portion of cash deposits held by financial institutions was $1,704,231. Management monitors the cash in excess of these limits and believes the risk of loss is negligible.

Accounts receivable – The Company grants unsecured credit to all qualified customers. Billings and other consideration received on contracts in excess of related revenues recognized are recorded as advances from customers within deferred revenue. Interest is not charged on past due accounts. When necessary, the Company maintains an allowance for doubtful accounts based on historical collections and specific collection issues. If actual bad debts differ from the reserves calculated, the Company records an adjustment to bad debt expense in the period in which the difference occurs. As of December 31, 2022, the Company determined that an allowance for doubtful accounts was not necessary.

Deferred sales commissions – Sales commissions earned by the Company’s sales force are considered incremental and recoverable costs of obtaining a contract with a customer. Sales commissions for initial contracts are deferred and then amortized on a straight-line basis over a period of benefit the Company has determined to be three years. The Company determined the period of benefit by taking into consideration the average contractual customer term, technology obsolescence and other factors.

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Property and equipment, net – Property and equipment, which consists of computer equipment, is stated at cost less accumulated depreciation. Depreciation for computer equipment is charged to expense on the straight-line basis over a three-year estimated useful life. The Company does not own any other property and equipment as employees work remotely and an office building is not currently utilized.

Goodwill – The Company has adopted ASU 2017-04, Intangibles – Goodwill and Other (Topic 350) – Simplifying the Test for Goodwill Impairment. Upon election of this accounting alternative for evaluating goodwill impairment triggering events, the Company performs a goodwill impairment triggering event evaluation only as of the end of each reporting period. The entity manages as one segment and integrates any acquired entities fully onto the Company’s platform, which is determined to be the reporting unit. A qualitative assessment is performed to determine whether the existence of events or circumstances leads to a determination that it is more likely than not the fair value of a reporting unit is less than the carrying amount, including goodwill. If, based on the evaluation, it is determined to be more likely than not that the fair value of a reporting unit is less than the carrying value, then goodwill is tested further for impairment. The quantitative impairment test consists of calculating the fair value of a reporting unit and comparing it to the carrying amount, including goodwill. The goodwill impairment loss, if any, is measured as the amount by which the carrying amount of a reporting unit, including goodwill, exceeds its fair value. Subsequent increases in goodwill value are not recognized in the consolidated financial statements.

Identifiable intangible assets, net – Identifiable intangible assets consist of video material licenses, a web domain, patents, trademarks, customer relationships, non- compete agreements, and technology, which are stated at cost, with the exception of assets acquired in a business combination which are capitalized at their initial fair values, and are being amortized ratably over their estimated useful lives. Identifiable intangible assets are amortized over the following estimated useful lives:

Estimated
Asset	Useful Life
Video material licenses	5 years
Web domain	15 years
Patents	20 years
Trademark	2 years
Customer Relationships	3 years
Existing Technology	5 years
Non-Compete Agreements	3 years

Impairment of long-lived assets – Management reviews long-lived assets, which includes property and equipment and identifiable definite lived intangible assets, for impairment when circumstances indicate the carrying amount of an asset may not be recoverable based on the undiscounted future cash flows of the asset. If the carrying amount of an asset may not be recoverable, a write-down to fair value is recorded.

There was no impairment losses recognized during the year ended December 31, 2022.

Stock-based compensation – The Company measures stock-based compensation to employees at the grant date and recognizes compensation expense over the requisite service period. Stock-based compensation costs are included in operating expenses in the consolidated statement of operations.

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Income taxes – ClearDoc, Inc. and Balloon Technologies, Inc. are corporations. The Company utilizes the asset and liability method of accounting for income taxes in accordance with ASC 740-10, Income Taxes, under which deferred income taxes are determined based on the temporary differences between the consolidated financial statements and income tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is more likely than not that some of the deferred income tax assets will not be realized.

As the Company has net operating loss carry forwards for federal and state purposes, the statute of limitations remains open for all tax years to the extent the tax attributes are carried forward into future tax years.

The Company has adopted the standards requiring disclosure of uncertain income tax positions under ASC 740, Income Taxes. A company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by taxing authorities, based on the technical merits of the position. The tax benefits recognized in the consolidated financial statements from such a position are measured on the largest benefit that has a greater than 50% likelihood of being realized upon settlement. The Company has not identified any tax positions which are considered to be uncertain. There has been no interest or penalties recognized in the consolidated financial statements.

In addition, no tax positions exist for which it is reasonably possible that the total amounts of unrecognized tax benefits will significantly increase or decrease within the next 12 months. The Company files income tax returns in the U.S. federal jurisdiction and in various state jurisdictions. With few exceptions, the Company is no longer subject to income tax examination by the U.S. federal, state or local tax authorities for years before 2019. As the Company has indefinite lived net operating losses, the statute of limitations remains open until three years after the net operating losses are utilized.

Revenue recognition – The Company primarily derives its revenues using a SaaS subscription model. Revenues are recognized by completing a five-step process: 1) identifying the contract with a customer, 2) identifying the performance obligations in the contract, 3) determining the transaction price, 4) allocating the transaction price to the performance obligations, and 5) recognizing revenue when or as the performance obligation is satisfied.

The Company primarily enters into fixed price subscription contracts with customers. Customers have the option of entering into monthly, one-year, or multi-year service agreements, which auto renew without discount for additional periods of the same duration as the initial term, unless either party requests termination in writing at least thirty days prior to the end of the initial service term. Subscription revenues are recognized ratably over the term of the service agreement, which is considered an output method, as the obligation of hosting the SaaS product is fulfilled over the course of the agreement. The Company does not charge for implementation or recognize any revenues upfront due to the minimal effort required.

Deferred revenue results from advance cash receipts from customers or advance billings of customers at the inception of the billing period for subscriptions and is recognized as revenue when revenue recognition criteria are met. Deferred revenue represents contract liabilities.

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Revenue recognition (continued) – The beginning and ending contract balances are as follows:

	December 31, 2022	January 1, 2022
Accounts receivable, net	$915,946	$1,055,190
Deferred revenue	$3,764,427	$4,240,303

Of the $4,240,303 deferred revenue opening balance as of January 1, 2022, $4,205,099 was recognized as revenue in 2022.

The following FASB ASC 606, Revenue from Contracts with Customers, practical expedients are utilized:

●	When an unconditional right to consideration from a customer in an amount that corresponds directly with the value of performance completed to date exists, revenue is recognized equal to the amount to which there is a right to invoice for services performed.
●	When the Company transfers goods or services to a customer and payment from the customer is expected within one year or less, a significant financing component is presumed not to exist.
●	As a result of an accounting policy election, all taxes assessed by governmental authorities that are collected by the Company from its customers (use taxes, value added taxes, some excise taxes), are excluded from the measurement of the transaction price.

Cost of revenue – Cost of revenue primarily consists of salaries and wages, hosting, and other software expenses associated with providing services to customers.

Advertising costs – Advertising costs are expensed when incurred. Advertising expense for the year ended December 31, 2022, was $652,280.

R&D costs – R&D costs are expensed when incurred. R&D expense for the year ended December 31, 2022, was $3,090,698.

Adoption of new accounting standard – The Company adopted FASB ASC Topic 842, Leases (“Topic 842”) effective January 1, 2022, using the modified retrospective transition method.

The Company elected the following practical expedients with respect to the adoption of ASC Topic 842:

●	The Company did not reassess whether any expired or existing contracts are or contain leases.
●	The Company did not reassess the lease classification for any expired or existing leases.
●	The Company did not reassess initial direct costs for any existing leases.
●	The Company elected to apply for the short-term lease exception for all applicable classes of underlying assets. Lease with an initial term of 12 months or less, that do not include an option to purchase the underlying assets that are reasonably certain to be exercised, are not recorded on the balance sheet. The Company’s short-term lease costs do not reflect ongoing short-term lease commitments. Total short-term lease expense, included in operating expense, for the year ended December 31, 2022, was $29,958.

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Leases – The Company determines if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use (“ROU”) assets, other current liabilities, and operating lease liabilities on the consolidated balance sheet.

Operating lease ROU assets and operating lease liabilities are recognized based on the present value of the lease payments over the lease term at commencement date. The operating lease ROU asset also includes initial direct costs incurred by the lessee and any lease payments made to the lessor before the commencement date and exclude any lease incentives received.

The lease terms consist of the following: any non-cancelable periods, periods covered by an option to extend the lease if the Company is reasonably certain to exercise that option and periods covered by an option to terminate the lease if the Company is reasonably certain not to exercise that option.

Going concern assessment – Management annually evaluates whether there are conditions or events, considered in the aggregate, that indicate it is probable that substantial doubt about the Company’s ability to continue as a going concern exists within one year of the date that the consolidated financial statements are available to be issued. This evaluation is based on relevant conditions and events that are known or reasonably knowable on the date that the consolidated financial statements are available to be issued.

As a growth stage company, in accordance with the plan to grow the business, the Company has historically relied upon financing from its majority owner for significant investments across all functional areas and therefore has not generated operating cash flow sufficiently to support the business. Management expects that its existing cash-on- hand and cash flows generated from operations combined with additional cost cutting measures, if necessary, will provide sufficient liquidity to fund the operations of the Company for 12 months from the date these consolidated financial statements are available to be issued. There are market and macro conditions that could affect actual results and if the Company is unable to achieve planned revenue increases or sufficient expense reductions to provide cash flows to maintain operations or compliance with debt covenants, then the Company will need to raise additional capital or debt.

Accounting for acquisitions - Management accounts for acquisitions of businesses in accordance with FASB ASC Topic 805, Business Combinations. The Company records the fair value of all identifiable assets acquired and liabilities assumed. The Company determines the fair value of tangible assets generally using valuation techniques that consider comparable market transactions and other available information. As final information regarding the fair value of the assets acquired and liabilities assumed is received and estimates are refined, appropriate adjustments will be made in no case later than twelve months after the acquisition date. Transaction costs and fees incurred related to acquisitions are expensed as incurred. The Company determines the fair value of identified intangible assets using valuation techniques that consider comparable market transactions, weighted average cost of capital, discounted cash flow techniques, and other available information. The Company allocates the purchase price based on the fair value of the identifiable tangible and intangible assets and liabilities. The difference between total cost of the acquisition and the sum of the fair values of the acquired tangible and identifiable intangible assets less assumed liabilities is recorded as goodwill or bargain purchase gain.

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(2) Property and equipment, net

Property and equipment, net consists of the following as of December 31, 2022:

Computer equipment	$12,282
Accumulated depreciation	(3,848)
Property and equipment, net	$8,433

Depreciation expense for the year ended December 31, 2022, was $2,456.

(3) Goodwill and identifiable intangible assets, net

Identifiable intangible assets and goodwill consisted of the following as of December 31, 2022:

	Gross Carrying Amount	Accumulated Amortization	Intangibles, net
Video Material Licenses	$12,386	$(619)	$11,767
Web domain	3,078	(1,077)	2,001
Patents	85,839	(5,068)	80,771
Trademark - Routine IP Based	2,000	(1,417)	583
Customer Relationships - Existing	69,000	(32,583)	36,417
Existing Technology - Routine IP Based	480,000	(136,000)	344,000
Non-Compete Agreements	10,000	(4,722)	5,278
Goodwill	312,883	-	312,883
Totals	$975,186	$(181,486)	$793,700

Amortization expense charged to operations for the year ended December 31, 2022, was $129,226.

Estimated amortization expense for each of the next five years and thereafter is as follows:

Years ending December 31:
2023	$130,087
2024	118,565
2025	103,204
2026	63,204
2027	6,585
Thereafter	59,170
Total	$480,815

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(4) Credit facility

The Company entered into a credit facility agreement with Signature Bank on November 12, 2021, which allowed for a line of credit and term loan. The line of credit allowed for borrowings up to $10,000,000, was collateralized by substantially all assets of the Company, and was subject to a borrowing base calculation and other restrictions. The line of credit matured on May 12, 2023, and carried interest at the greater of the Prime rate plus .75%, or 4% (8.25% as of December 31, 2022). As of December 31, 2022, there were no borrowings against the line of credit portion of the credit facility.

Subsequent to year end Signature Bank was placed into receivership on March 12, 2023, resulting in the Company having no additional access to the line of credit and no renewal of the line of credit maturity date of May 12, 2023.

The term loan allowed for borrowings up to $5,000,000, carried interest at the greater of the Prime rate plus .75%, or 4% (8.25% as of December 31, 2022), and has a maturity date of November 12, 2025. As of December 31, 2022, there were no borrowings against the term loan portion of the credit facility. Subsequent to year end, the Company borrowed $750,000 against the term loan borrowing limit. Once Signature Bank was placed into receivership on March 12, 2023, the Company no longer has access to the remaining borrowing limit originally allowed under the term loan portion of the credit facility, but maintained the outstanding loan drawn in 2023 and is making repayments as required under the agreement.

(5) Mezzanine equity

Preferred stock – The Company has authorized the issuance of five classes of preferred stock: Series A convertible preferred stock (“Series A”), Series Seed 1 convertible preferred stock, Series Seed 2 convertible preferred stock, Series Seed 3 convertible preferred stock, and Series Seed 4 convertible preferred stock (collectively known as “Series Seed”).

The holders of preferred stock are entitled to vote with common stockholders as a single class. Preferred stockholders are entitled to a number of votes equivalent to the eligible number of common shares they would have upon exercising their conversion option.

The holders of Series A and Series Seed preferred stock may convert their shares to common stock at a price equal to the original issue price of each respective class of preferred stock. The conversion price of each class of preferred stock may be adjusted from time-to-time pursuant to the second amended and restated certificate of incorporation. Per the second amended and restated certificate of incorporation, conversion rights are terminated upon liquidation.

The Series A preferred stock has a liquidation preference equal to the greater of one times the original issue price plus any dividends declared but unpaid thereon, or the equivalent of the amount payable had all shares of Series A preferred stock been converted into common stock. Upon liquidation, Series A is in preference to Series Seed.

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The Series Seed preferred stock has a liquidation preference equal to the greater of the original issue price plus any dividends declared but unpaid thereon, or the equivalent of the amount payable had all shares of Series A and Series Seed been converted into common stock.

There is no obligation requiring the issuer to redeem the Series A or Series Seed shares by transferring its assets at a specified or determinable date (or dates) or upon an event that is certain to occur. The Series A and Series Seed shares are equity- classified as mezzanine equity on the face of the financial statements.

(6) Stockholders’ equity

Common stock – The holders of the Company’s common stock are entitled to one vote per share on all matters which stockholders are entitled to a vote.

Stock option plan – The Company adopted a stock option plan (the “Plan”) in 2017. The Plan provides for the grant of up to 1,462,949 stock options to officers, directors, and employees of the Company. Options are granted under the Plan and are incentive stock options or non-qualified stock options. Recipients are required to sign an agreement in which options may not be transferred. The Plan provides for a straight- line vesting period of up to four years with a maximum 10 year service requirement. All unvested options shall vest and become exercisable upon a Change of Control (as defined in the Plan). The Company accounts for any forfeitures of options when they occur.

Using the option-pricing model, the fair value of the Plan options was estimated on the date of grant based on the following weighted-average assumptions:

Risk-free interest rate	4.13%
Expected dividend yield	0%
Expected volatility	78%
Expected life in years	4
Forfeiture rate	0%

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Activity in the Company’s Plan for the year ended December 31, 2022, is as follows:

		Weighted Average
	Options	Exercise Price
Options outstanding, January 1, 2022	1,164,143	$1.93
Granted	96,160	$3.15
Exercised	(49,555)	$0.23
Forfeited / Expired	(99,672)	$1.38
Options outstanding, December 31, 2022	1,110,986	$1.91

Weighted-average remaining contractual life of options exercisable	7.93 years
Options exercisable	680,375
Weighted-average exercise price of options exercisable	$1.93

		Weighted Average
	Units	Grant Date Fair Value
Nonvested options, January 1, 2022	553,932	$1.41
Granted	96,160	$1.10
Vested	(119,719)	$1.67
Forfeited/Expired	(99,762)	$1.02
Nonvested options, December 31, 2022	430,611	$1.36

As of December 31, 2022, 680,375 options had vested, and 236,633 options were expected to vest between January 2023 and October 2026. Future compensation expense associated with the unvested options totals approximately $345,000 which is expected to be recognized over three years. For the year ended December 31, 2022, stock compensation expense was $371,733, of which $235,000 related to the stock grants detailed below.

As of December 31, 2022, the Company issued 193,978 performance-based options related to a multiple on invested capital. Future compensation expense associated with the unvested options totals $220,165, which is not included in future compensation expense for unvested options of approximately $345,000. The options only vest upon transaction, change in control, or liquidation. For the year ended December 31, 2022, there was no stock compensation expense related to the performance-based options.

In January 2024, the Board of Directors of the Company approved the cancellation and replacement of various stock options held by certain participants as part of the Company’s 2017 Equity Incentive Plan. The Company offered to replace outstanding options having an exercise price greater than $0.50 per share with a new stock option with an exercise price of $0.50 per share. Participants holding a total of 808,966 options elected to participate in the option exchange. Due to the repricing, there was a significant decrease in the cost associated with these shares.

Stock grants – Pursuant to the terms of the stock purchase agreement of Balloon Technologies on August 3, 2021, two sellers each entered into one year employment agreements in conjunction with the transaction with the Company effective upon the Closing Date to fulfill general job responsibilities to aid in integrating the Balloon platform with the Company’s platform. The Stock Purchase Agreement (“SPA”) included an earn out clause in that the sellers would receive a combined 39,587 shares of common stock in the Company (at a $0.00001 par value), upon the completion of each quarterly milestone for four quarters, with the first quarter beginning on the Closing date and the last quarter being completed on August 3, 2022. The milestones required that the sellers remain employed by the Company in order to receive the earn out payments. The two sellers remained employed throughout all four milestones, and therefore the Company issued an aggregate of 158,348 shares of the Company’s common stock related to these milestones. For the year ended December 31, 2022, stock compensation expense related to these common shares was $235,000.

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(7) Income taxes

Income tax benefit included in the accompanying consolidated statement of operations is summarized as follows:

Current	$-
Deferred	2,608,917
Valuation allowance	(2,608,917)
Total income tax benefit	$-

The deferred income tax assets and liabilities consisted of the following as of December 31, 2022:

Deferred income tax assets:
Net operating loss carryforwards	$4,023,064
Research and experimental expenses	605,607
Tax credits	22,741
Deferred revenue	2,426
Stock compensation	342,061
Gross deferred income tax assets	4,995,899
Less: valuation allowance	(4,901,481)
Total deferred income tax assets	94,418
Deferred income tax liabilities:
Property and equipment	641
Intangibles	93,777
Total deferred income tax liabilities	94,418
Net deferred income taxes	$-

Below is the rate reconciliation for 2022:

Fed at statutory rate	(1,087,934)
State at net rate	(204,635)
Nondeductible items	197,417
p/y perm true up	(1,361,220)
Change in Valuation Allowance	2,537,960
. Other true ups/rate diffs	(81,588)
Total	0

The Company has a valuation allowance against its net deferred income taxes for the year ended December 31, 2022. The valuation allowance was recorded due to cumulative losses and the Company’s conclusion that it was more likely than not that certain deferred income tax assets would not be realized.

The Company’s deferred income tax assets include certain future tax benefits. As of December 31, 2022, the tax-effected deferred income tax assets included $4,023,064 related to net operating losses. Of this amount, $3,386,146 related to federal net operating losses and $636,918 related to various state net operating losses. For the federal net operating losses, $223,404 are set to expire between the years 2036 and 2037, while the remaining $3,162,742 does not expire. The various state net operating losses of $636,918 are set to expire at various times.

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(8) Employee benefit plan

The Company maintains a 401(k) plan which covers all eligible employees. The Company may, but is not required to, make a matching contribution to the plan which is made based on a percentage of the employees’ contributions and allocated to participants at the end of the plan year. For the year ending December 31, 2022, the Company did not make any matching contributions to the plan.

(9) Commitments and contingencies

From time to time the Company may become subject to various routine legal proceedings and other matters in the ordinary course of business, some of which may be covered in whole or in part by insurance. In management’s opinion, none of these matters will have a material adverse effect on the Company’s consolidated financial position, results of operations or cash flows.

Cash concentration – The Company previously maintained checking accounts and the credit facilities described in Note 4 with Signature Bank. On March 12, 2023, Signature Bank was placed into receivership. As a result, the Federal Deposit Insurance Corporation (“FDIC”) functioned as the receiver for the disposition of the assets. As of the year ended December 31, 2022, the Company had $1,704,231 of uninsured deposits held at Signature Bank. The Company did not experience a loss of funds or negative impacts on operations due to the FDIC’s intervention. As discussed in Note 4, the Company had not borrowed against the credit facility as of December 31, 2022. Further, the checking accounts and credit facilities have been subsequently transferred to a different financial institution. Funds are readily available for the checking accounts and access to the credit facility was terminated as described in Note 4.

(10) Recently issued accounting standard

In June 2016, the FASB issued ASU 2016-13, Financial Instruments – Credit Losses (“Topic 326”): Measurement of Credit Losses on Financial Instruments. Among other provisions, this ASU requires the allowance for credit losses to reflect management’s current estimate of credit losses that are expected to occur over the remaining life of a financial asset. The new standard is effective for the Company for the year ending December 31, 2023. The Company is evaluating the effect of the new standard on its consolidated financial statements.

11 Subsequent Events

In January 2024, the Board of Directors of the Company approved the cancellation and replacement of various stock options held by certain participants as part of the Company’s 2017 Equity Incentive Plan. The Company offered to replace outstanding options having an exercise price greater than $0.50 per share with a new stock option with an exercise price of $0.50 per share. Participants holding a total of 808,966 options elected to participate in the option exchange.

On December 18, 2024, Banzai International, Inc., a Delaware corporation, closed a previously announced merger, with ClearDoc, Inc., pursuant to an Agreement and Plan of Merger, date December 10, 2024.

As of the effective time of the merger, each share of capital stock of ClearDoc issued and outstanding immediately prior to the merge (other than shares as to which dissenter’s rights have been properly exercised and certain other excluded shares) was converted into the right to receive Banzai Class A Common Stock, par value $0.0001 per share, and pre-funded warrants, each exercisable for one share of Banzai Class A Common Stock at an exercise price of $0.0001 issued in lieu thereof, in an amount equal to the quotient of $19,600,000 divided by the Conversion Price.

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